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                                                                  Exhibit 23(b)



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of
Energen Corporation on Form S-8 (File No.         ) of our report, dated
October 23, 1996, on our audits of the consolidated financial statements of Energen Corporation and Subsidiaries as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995, and 1994, which is incorporated by reference in the Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Birmingham, Alabama
April 28, 1997